UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2013

Global Lines Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16400 Collins Avenue, Unit 2142, Sunny Isles Beach, FL  33160
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 954-889-7573

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2013, our board of directors amended and restated our company’s bylaws. The amendment and restatement of the bylaws was for the purpose of, among other things, removing certain outdated provisions that existed in our prior bylaws.

The following is a description of the substantive differences between our amended and restated bylaws and our prior bylaws:

1.
Special meetings of our stockholders can be called at the request in writing of the stockholders owning a majority in the amount of the entire capital stock of our company issued and outstanding and entitled to vote. The prior bylaws provided that only the board of directors or such person or persons authorized by the board of directors can call special meetings of our stockholders;

2.
A quorum for meetings of the stockholders is changed to stockholders holding at least 10% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy. The prior bylaws provided a quorum of two persons present and being, or representing by proxy, our stockholders;

3.
A voting threshold is specified as follows: the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before a meeting of our stockholders, unless the question is one upon which by express provision of the statutes or of our articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. The prior bylaws did not specify a voting threshold, but the default rule under the Nevada statutes was a plurality of the votes cast for the election of directors and a majority of the votes cast for any other questions;

4.
The number of directors is changed so that the board of directors can increase or decrease the number of directors to not less than 1 and nor more than 15. The prior bylaws provided that the number of directors may be changed by ordinary resolution of our stockholders and between successive annual meetings of our stockholders, our directors have the power to appoint one or more additional directors but not more than ½ of the number of directors fixed at the last meeting of our stockholders at which directors were elected;

5.
The roles of officers of our company are specified for the Chairman of the Board, Vice Chairman of the Board, President, Vice President, Secretary, Assistant Secretaries, Treasurer, and Assistant Treasurers. The prior bylaws did not specify the roles;

6.
The indemnification clause was amended to provide mandatory indemnification for both directors and officers. The prior bylaws provided mandatory indemnification for only directors, Secretary and Assistant Secretary; and

7.	The provision opting out of the acquisition of controlling interest provisions of the Nevada Revised Statutes is added.

The above description of the amended Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the amended Bylaws of our company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL LINES INC.

By:

/s/ Sergejs Belkovs
Sergejs Belkovs
Chief Executive Officer, President, Chief
Financial Officer and Director

Date: March 15, 2013